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Exhibit 23.2

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP
 CERTIFIED PUBLIC ACCOUNTANTS
389 Mulberry Street  •  Post Office Box One  •  Macon, GA 31202
Telephone (478) 746-6277  •  Facsimile (478) 743-6858
 www.mmmcpa.com

RALPH S. McLEMORE, SR., CPA (1902-1981) SIDNEY B. McNAIR, CPA (1913-1992)
RICHARD A. WHITTEN, JR., CPA
SIDNEY E. MIDDLEBROOKS, CPA, PC	ELIZABETH WARE HARDIN, CPA
RAY C. PEARSON, CPA	CAROLINE E. GRIFFIN, CPA
J. RANDOLPH NICHOLS, CPA	RONNIE K. GILBERT, CPA
WILLIAM H. EPPS, JR., CPA	RON C. DOUTHIT, CPA
RAYMOND A. PIPPIN, JR., CPA	CHESLEY P. CAWTHON, JR., CPA
JERRY A. WOLFE, CPA	CHARLES A. FLETCHER, CPA
W. E. BARFIELD, JR., CPA	MARJORIE HUCKABEE CARTER, CPA
HOWARD S. HOLLEMAN, CPA	BRYAN A. ISGETT, CPA
F. GAY McMICHAEL, CPA	DAVID PASCHAL MUSE, JR., CPA

September 7, 2006

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of El Banco Financial Corporation (formerly Nuestra Tarjeta De Servicios, Inc.) on Form SB-2/A of our report dated March 31, 2006 on the consolidated financial statements of NBOG Bancorporation, Inc. and to the reference to us under the heading "Experts" in the prospectus.

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM